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Filed pursuant to Rule 424(b)(2)
Registration No. 333-134553

PROSPECTUS SUPPLEMENT
(To prospectus dated May 30, 2006)

LEHMAN BROTHERS HOLDINGS INC.

LEHMAN NOTES, SERIES C

General Terms Of Sale

        The following terms will generally apply to the notes that we, Lehman Brothers Holdings Inc., will sell from time to time using this prospectus supplement and the attached prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement.

        We may offer the notes through agents for resale. The agents are not required to sell any specific amount of notes but will solicit orders to purchase the notes on a reasonable best efforts basis. We also may offer the notes directly. We have not set a date for termination of this offering.

        The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. We do not intend to list the notes on any securities exchange.

Maturity:	Generally, 3 months or more from the date of issue.	Interest Rates:	Fixed rate payable monthly, quarterly, semiannually or annually.
Redemption and Repayment:	Terms of specific notes may permit redemption at our option or require repurchase at your option.	Ranking:	Lehman Notes, Series C, are part of our senior indebtedness.
	Terms of specific notes may require us, upon request, to repay those notes prior to stated maturity following the death of the beneficial owner of the notes, subject to certain conditions.	Other Terms:	You should review "Description of the Notes" and the pricing supplement for other terms that apply to your notes.

        Consider carefully the information under "Risk Factors" beginning on page S-8 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any accompanying pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        Lehman Brothers Inc. and other affiliates of ours may use this prospectus supplement, the accompanying prospectus and any applicable pricing supplement in connection with offers and sales in market-making transactions.

LEHMAN BROTHERS

Lead Agent

A.G. EDWARDS & SONS, INC. CHARLES SCHWAB & CO., INC. EDWARD D. JONES & CO., L.P. MORGAN STANLEY RBC CAPITAL MARKETS SIEBERT CAPITAL MARKETS	BANC OF AMERICA SECURITIES LLC CITIGROUP FIDELITY CAPITAL MARKETS RAYMOND JAMES UBS INVESTMENT BANK WACHOVIA SECURITIES LLC

August 28, 2006

        You should only rely on the information contained or incorporated by reference in this prospectus supplement, the attached prospectus and any pricing supplement or free writing prospectus. Any free writing prospectus should be read in connection with this prospectus supplement, the attached prospectus and any other additional prospectus supplement referred to therein. We have not, and no agent has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no agent is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the attached prospectus and any accompanying pricing supplement as well as information we have filed or will file with the Securities and Exchange Commission and incorporated herein by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. While we have various debt securities and other evidence of indebtedness outstanding, references in this prospectus supplement to "notes" are to the Lehman Notes, Series C, only.

Where You Can Find More Information

        You may request a copy of any document we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers Holdings Inc. at the following address:

Controller's Office
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 526-7000

        See "Where You Can Find More Information" in the attached prospectus.

Principal Executive Office

        Our principal executive office is located at the following address:

745 Seventh Avenue
New York, New York 10019
(212) 526-7000

SUMMARY

        This section summarizes the legal and financial terms of the notes that are known as of the date hereof and that are described in more detail elsewhere in this prospectus supplement and in the attached prospectus. Final terms of any particular notes will be determined at the time of sale and will be contained in a pricing supplement relating to those notes. Before you decide to purchase any notes, you should read carefully the particular terms of the notes in the applicable pricing supplement and appearing elsewhere in this prospectus supplement and in the attached prospectus. If there are differences between the pricing supplement and this prospectus supplement or the attached prospectus, the pricing supplement will control. Thus, the statements made in this prospectus supplement or the attached prospectus may not apply to your notes.

Issuer	Lehman Brothers Holdings Inc.
Lead Manager and Lead Agent	Lehman Brothers Inc.
Additional Agents
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Charles Schwab & Co., Inc.
Citigroup Global Markets Inc.
Edward D. Jones & Co., L.P.
Fidelity Capital Markets Services, a division of National
    Financial Services LLC
Morgan Stanley & Co. Incorporated
Muriel Siebert & Co. Inc.
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
UBS Securities LLC
Wachovia Securities, LLC
Title of Notes	Lehman Notes, Series C.
Amount
We may issue an indeterminate amount of notes in connection with this prospectus supplement. There are no limitations on our ability to issue additional indebtedness in the form of Lehman Notes or otherwise.
Ranking
The notes will be our direct unsecured obligations and will constitute senior debt securities ranking on an equal basis with all of our other unsecured debt other than debt that by its terms is subordinated to our senior debt securities.
Maturity	Each note will mature generally three months or more from its issue date.
Denominations	The notes will be issued and sold in denominations of $1,000 and any whole multiple of $1,000 or in any other denomination provided in the applicable pricing supplement.
Interest	Each note will bear interest from its issue date at a fixed rate per year.

Interest on each note will be payable monthly, quarterly, semiannually or annually on the interest payment dates specified herein and at its stated maturity or, if a note is redeemed or repurchased prior to its stated maturity, on the date of redemption or repayment.
Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.
Principal
The principal amount of each note will be payable on its stated maturity. If, however, a note is redeemed or repurchased prior to its stated maturity, the principal amount of the note will be paid on the date of redemption or repayment.
Redemption and Repayment
The pricing supplement relating to the notes will indicate whether the notes will be redeemable at our option or repayable at the option of the holder prior to the stated maturity, including pursuant to the Survivor's Option, as described below. The notes will be unsecured and will not be subject to any sinking fund.
Survivor's Option
The pricing supplement relating to the notes will indicate whether the notes will contain a provision that requires us, upon request by the authorized representative of the beneficial owner of the notes, to repay those notes prior to their stated maturity following the death of the beneficial owner of the notes. Such notes must have been acquired by the deceased beneficial owner at least six months prior to the date of the request. The right to exercise this option will be subject to limits set by us on:
•	the permitted dollar amount of total exercises by all holders of all Lehman Notes, without regard to series or tranches, in any calendar year; and
•	the permitted dollar amount of an individual exercise by a holder of any Lehman Note, without regard to series or tranches, in any calendar year.
Form of Notes and Clearance
The notes will be issued only in book-entry form as a global security registered in the name of a nominee of The Depository Trust Company, the depositary for the notes ("DTC"). The notes will settle, and payments of principal and interest will be made, only through DTC. Except as set forth in the attached prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be exchangeable for definitive (paper) certificates.
Trustee	The Trustee for the notes is Citibank, N.A., 388 Greenwich Street—14th Floor, New York, NY 10013.

Liquidity
The notes will not have an established trading market when issued. We do not intend to list the notes on any securities exchange. The agents may make a market in the notes, but the agents are not obligated to do so, and they may suspend or completely stop market-making activities at any time without notice, at their sole discretion.
Risk Factors	For information about risks relating to the notes, see "Risk Factors" beginning on page S-8.

RISK FACTORS

You may not be able to sell your notes because a trading market for your notes may not develop or be maintained.

        In making your evaluation of the notes, you should assume that you will be holding the notes until their maturity. The notes will not have an established trading market when issued. We do not intend to list the notes on any securities exchange. We cannot assure you that a trading market for your notes will ever develop or be maintained. If liquidity is important to you, you should consider this before buying the notes. In addition to our credit ratings, financial condition and results of operations, many other factors may affect the market value of, and trading market for, your notes. These factors include:

  •
  the time remaining to the maturity of your notes,

  •
  the outstanding amount of your notes and other debt securities with the same terms,

  •
  any redemption or repayment features of your notes,

  •
  the supply of notes trading in the secondary market, if any,

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  the absence of an exchange listing for the notes,

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  market rates of interest higher or lower than rates borne by your notes, and

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  the level, direction and volatility of market interest rates generally.

        These factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. In addition, securities that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. You should consider the fact that there may be a limited number of buyers when you decide to sell your notes. The agents may make a market in the notes, but the agents are not obligated to do so and they may discontinue market-making activities at any time without notice, at their sole discretion. A lack of buyers will negatively affect the price you may receive for your notes if you decide you want to sell your notes prior to maturity. You may have no ability to sell your notes at all at certain times. In such a case, you will have to retain your notes. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

We may choose to redeem the notes when prevailing interest rates are relatively low.

        If your notes are redeemable at our option, this means that we have the right, without your consent, to redeem or "call" all or a portion of your notes at any time, or at a specific point in time, as specified in the relevant pricing supplement. This does not mean that you have a similar right to require us to repay your notes. Where such redemption right exists, we may choose to redeem your notes when prevailing interest rates are lower than the rate then borne by your notes. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Any such redemption right of ours also may adversely impact your ability to sell your notes, and/or the price at which you could sell your notes, as the redemption date approaches. You should consult with a competent professional on related consequences of purchasing redeemable notes before purchasing them.

We are a holding company and you can only depend on our earnings and assets, and not those of our subsidiaries, for payment of principal and interest on the notes.

        The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes. Because we are a holding company whose primary assets consist of shares of stock or other equity interests in or amounts due from subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available therefor. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet obligations with respect to the notes, including the payment of principal and interest. Due to covenants contained in certain of our debt agreements and regulations relating to capital requirements affecting certain of our more significant subsidiaries, the ability of certain subsidiaries to pay dividends and other distributions and make loans to us is restricted. The notes to our financial statements included in our most recent annual report on Form 10-K set forth the amount of net assets of our subsidiaries that are restricted as to the payment of dividends to us. Additionally, as an equity holder, our ability to participate in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are judicially recognized. If these sources are not adequate, we may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

Market-Making by Our Affiliates

        Lehman Brothers Inc. and other affiliates of ours or other underwriters may make a market in the notes, but they will not be obligated to do so and may discontinue any market-making at any time without notice. Lehman Brothers Inc. and other affiliates of ours may act as a principal or agent in these transactions. The prospectus, this prospectus supplement and any accompanying prospectus or pricing supplement will also be used in connection with those transactions by Lehman Brothers Inc. or our other affiliates. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale. No assurance can be given that there will be a market for the notes.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the Lehman Notes, Series C, supplements, modifies or replaces the description of the general terms and provisions of the debt securities set forth in the attached prospectus. If there are differences between this prospectus supplement and the attached prospectus, the information in this prospectus supplement will control.

        The pricing supplement relating to each offering of notes will contain the specific information and terms for that offering. If there are differences between the applicable pricing supplement and this prospectus supplement, the information in the applicable pricing supplement will control. The applicable pricing supplement may also add, update or change information contained in the attached prospectus and this prospectus supplement. Thus, the statements made in this prospectus supplement may not apply to your notes. It is important for you to consider the information contained in the attached prospectus, this prospectus supplement, the applicable pricing supplement and any accompanying free writing prospectus that incorporates the terms of the notes and/or the offering in making your investment decision.

General

        The notes will be a series of senior debt securities issued under our senior debt indenture. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the section "Description of Debt Securities" in the attached prospectus.

        We may, without the consent of the holders of notes, create and issue additional notes similar to previously issued notes in all respects except for the issue date, issue price and the payment of interest accruing prior to the issue date of such additional notes. Such additional notes will be consolidated and form a single tranche with, have the same CUSIP number as and trade interchangeably with such previously issued notes.

        The senior debt indenture does not limit the amount of additional indebtedness that we may incur. We may, without the consent of the holders of the notes, issue additional indebtedness under the senior debt indenture and may issue or incur other senior obligations.

        Notes issued in accordance with this prospectus supplement and a related pricing supplement will have the following general characteristics:

  •
  The notes will be our direct unsecured obligations and will be senior debt.

  •
  The notes may be offered from time to time by us directly or through the agents. See "Plan of Distribution" in this prospectus supplement.

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  Each note will bear interest from its issue date at a fixed rate.

  •
  The notes will not be subject to any sinking fund or other mandatory redemption.

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  The notes will be issued only in fully registered form without coupons.

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  The notes will be issued initially in book-entry form, which will be represented by one or more global securities registered in the name of a nominee of DTC, as depository, and payments will be made only through DTC. Except in very limited circumstances, you will not receive a certificate for your notes. You will hold your interest in the notes you purchase only as a book entry on the records of your broker or other securities intermediary, which in turn will hold the interests of its customers, directly or indirectly, as a participant in DTC's system through book entries on DTC's records. See also "Book Entry Procedures and Settlement" in this prospectus supplement and in the attached prospectus.

  •
  The minimum denomination of the notes will be $1,000. The notes will be issued in whole multiples of $1,000 unless another denomination is stated in the pricing supplement.

        In addition, the pricing supplement relating to a particular issuance of notes will describe the following terms:

  •
  the aggregate principal amount of the relevant notes,

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  the price at which the notes will be issued, which may be expressed as a percentage of the aggregate principal amount,

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  the net proceeds to us, the agents' concession, the dealers' concession and the reallowance, if any,

  •
  the date on which the notes will be issued,

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  the stated maturity date of the notes,

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  the annual interest rate, the interest payment frequency and the interest payment dates,

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  whether the "—Survivor's Option" described under "—Survivor's Option" below will be applicable,

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  whether the notes may be redeemed at our option, or repaid at the option of the holder, prior to stated maturity, as described under "—Optional Redemption, Repayment and Repurchase" below and the terms of redemption or repayment,

  •
  any special United States federal income tax consequences of the purchase, ownership or disposition of the notes,

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  if we decide to list the notes on a securities exchange, the name of the exchange,

  •
  the use of proceeds, if materially different than that described in the accompanying prospectus, and

  •
  any other terms of the notes provided in the attached prospectus or this prospectus supplement to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the senior debt indenture under which the notes will be issued.

        We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

Payment of Principal and Interest

        We will pay the principal of, and premium, if any, and interest on, each book-entry security in accordance with the procedures of DTC in effect from time to time. Principal, premium, if any, and interest payable at stated maturity or on a date of redemption or repurchase will be paid by wire transfer in immediately available funds to an account specified by DTC or its nominee. Interest payments on a date other than the stated maturity will be made in accordance with existing arrangements between the trustee and DTC. We and the trustee will treat DTC or its nominee as the owner of each book-entry security for all purposes. Accordingly, we and the trustee will have no direct responsibility or liability to pay amounts due on the book-entry security to you or any other beneficial owners in the book-entry security. For information about DTC procedures, see "—Book-Entry Procedures and Settlement" below and in the attached prospectus.

        Unless otherwise specified in the applicable pricing supplement, payments of interest on notes in definitive (physical) form, other than interest payable at stated maturity or upon redemption or repurchase, will be made by check mailed to the registered holders entitled thereto as described below. Unless otherwise specified in the applicable pricing supplement, principal, premium, if any, and interest payable at the stated maturity or upon redemption or repurchase of a note in definitive (physical) form will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee in New York City.

        Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for the note will instead be made on the next business day with the same force and effect as if made on such original date and no additional interest will accrue as a result of the delayed payment. As used in this prospectus supplement, business day means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed.

Interest and Interest Rates

        Each note will accrue interest from its issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the annual interest rate stated on the note and in the applicable pricing supplement until its principal amount is paid or made available for payment. Interest on each note will be payable monthly, quarterly, semiannually or annually in arrears on the dates set forth in the applicable pricing supplement, with each such day being an interest payment date, and at its stated maturity or on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity.

        Unless otherwise specified in the applicable pricing supplement, interest on notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

        Unless otherwise specified in the applicable pricing supplement, interest on the notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	15th day of each calendar month, beginning in the first calendar month following the month in which the note was issued.
Quarterly	15thday of every third month, beginning in the third calendar month following the month in which the note was issued.
Semi-annually	15th day of every sixth month, beginning in the sixth calendar month following the month in which the note was issued.
Annually	15th day of every twelfth month, beginning in the twelfth calendar month following the month in which the note was issued.

        Interest on a note will be payable beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless otherwise set forth in the applicable pricing supplement, the record date for any interest payment date for any note will be the fifteenth calendar day preceding such interest payment date whether or not a business day, except that the regular record date for interest due on the stated maturity date or date of earlier redemption or repayment will be the date of payment.

        In the case of a note issued between a regular record date and the related interest payment date, interest for the period beginning on the issue date for the note and ending on such interest payment date generally will be paid to the holder on the next interest payment date.

Optional Redemption, Repayment and Repurchase

        The pricing supplement relating to each note will indicate either that (1) the note cannot be redeemed prior to its stated maturity or (2) that the note will be redeemable at our option, in whole or in part. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which the note may be redeemed and (2) the redemption price at which, together with accrued interest to the optional redemption date, the note may be redeemed on each such optional redemption date. If the pricing supplement relating to a note indicates that the notes are redeemable at our option, this means that we have the right, without your consent, to redeem or "call" all or a portion of your notes on or after the date or dates specified in the pricing supplement. This does not mean that you have a similar right to require us to repay your notes.

For information about risks relating to optional redemption, see "Risk Factors—We may choose to redeem the notes when prevailing interest rates are relatively low".

        Unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days prior to the date of redemption, the trustee will mail notice of redemption to the registered holder of the note (DTC in the case of a book-entry security). In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of the note or notes will be issued to the holder of the note or notes upon the cancellation of the partially redeemed note or notes.

        Unless otherwise specified in the applicable pricing supplement, if less than all of the notes are redeemed:

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  in the case of book-entry notes, DTC's practice is to determine by lot the amount of the interest of each of its direct participants to be redeemed and direct participants will determine the interest of each of their participants in accordance with standing instructions and customary practices.

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  In the case of definitive certificated notes, the trustee will select the notes to be redeemed by lot or by the method the trustee deems fair and appropriate.

        The pricing supplement relating to each note will also indicate whether the holder of the note will have the option to elect repayment of the note by us prior to its stated maturity. If so, the pricing supplement will specify (1) the optional repayment date or dates on which the note may be repaid and (2) the optional repayment price. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the note may be repaid on each such optional repayment date.

        Because the notes will be issued in book-entry form (except in very limited circumstances), DTC (as the depositary) or its nominee will be treated as the holder of the notes. Therefore, DTC or its nominee will be the only entity that can exercise the right to repayment of book-entry notes, in the case of optional repayment, and DTC or its nominee will be the only entity that receives notices of redemption of book-entry notes from us. Notices and other communications will be delivered by us to DTC and, in turn, by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to you, as beneficial owner, in accordance with arrangements among them and subject to statutory, regulatory and self-regulatory requirements as may be in effect from time to time. In order to ensure that DTC or its nominee will timely exercise a right to repayment relating to a particular note, you must instruct the broker or other direct or indirect participant through which you hold an interest in the note to notify DTC or its nominee of your desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a note in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to DTC or its nominee.

        In addition, we may at any time purchase notes in the open market or otherwise at any price or prices. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Survivor's Option

        The pricing supplement relating to each note will indicate whether the holder of that note will have the right to require us to repay that note prior to its stated maturity, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note (the "Survivor's Option"). Such notes must have been acquired by the deceased beneficial owner at least six months prior to the date of the request. Upon the valid exercise of the Survivor's Option and the proper tender of the note for repayment, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in the note plus accrued and unpaid interest to the date of repayment. For purposes of this section, a beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payment of the principal of the note.

        To be valid, the Survivor's Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note under the laws of the applicable jurisdiction

(including, without limitation, the personal representative of or the executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner).

        The death of a person holding a beneficial ownership interest in a note having the Survivor's Option: (1) with any person in a joint tenancy with right of survivorship; or (2) with his or her spouse in tenancy by the entirety, tenancy in common, as community property or in any other joint ownership arrangement, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note held in this manner will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than his or her spouse will be deemed the death of a beneficial owner only with respect to such deceased person's interest in the note, and only the deceased beneficial owner's percentage interest in the principal amount of the note will be subject to repayment.

        If the ownership interest in a note having the Survivor's Option is held by a nominee for a beneficial owner or by a custodian under a Uniform Gifts to Minors Act or Uniform Transfer to Minors Act, or by a trustee of a trust that is wholly revocable by the beneficial owner, or by a guardian or committee for a beneficial owner, the death of the beneficial owner of that note will constitute death of the beneficial owner for purposes of the Survivor's Option, if the beneficial ownership interest can be established to the satisfaction of the trustee. In these cases, the death of the nominee, custodian, trustee, guardian or committee will not be deemed the death of the beneficial owner of such note for purposes of the Survivor's Option.

        We have the discretionary right to limit the aggregate principal amount of Lehman Notes, without regard to series or tranches, as to which exercises of the Survivor's Option will be accepted by us from all authorized representatives of deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2.0% of the aggregate principal amount of all Lehman Notes, without regard to series or tranches, outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit the aggregate principal amount of Lehman Notes, without regard to series or tranches, as to which exercises of the Survivor's Option will be accepted by us from the authorized representative for any individual deceased beneficial owner of notes in any calendar year to $250,000. In addition, we will not permit the exercise of the Survivor's Option for a principal amount less than $1,000, and we will not permit the exercise of the Survivor's Option if such exercise will result in a beneficial ownership interest in a note with a principal amount of less than $1,000 outstanding.

        An otherwise valid election to exercise the Survivor's Option may not be withdrawn. Elections to exercise the Survivor's Option will be accepted in the order that they are received by the trustee, except for any election the acceptance of which would contravene any of the limitations described above. Notes accepted for repayment through the exercise of the Survivor's Option will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor's Option is not accepted, the trustee will deliver a notice to the registered holder that states the reason that note has not been accepted for repayment.

        Because the notes will be issued in book-entry form (except in very limited circumstances), DTC or its nominee will be treated as the holder of the notes, will be the only entity that receives notices from the trustee and, on behalf of the deceased beneficial owner's authorized representative, will be the only entity that can exercise the Survivor's Option for such notes. To obtain repayment of a note pursuant to exercise of the Survivor's Option, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

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  appropriate evidence satisfactory to the trustee that:

  (1)
  the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was acquired by the deceased beneficial owner at least six months prior to the request for repayment,

  (2)
  the death of the beneficial owner has occurred and the date of death, and

  (3)
  the representative has authority to act on behalf of the deceased beneficial owner;

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  if the beneficial interest in the note is held by a nominee or trustee of, custodian for, or other person in a similar capacity to, the deceased beneficial owner, evidence satisfactory to the trustee from the nominee, trustee, custodian or similar person attesting to the deceased's beneficial ownership of that note;

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  a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States);

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  tax waivers and any other instruments or documents that the trustee reasonably requires in order to establish the validity of the beneficial ownership of the note and the claimant's entitlement to payment; and

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  any additional information the trustee requires to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

        In turn, the broker or other entity will deliver each of these items, through the appropriate direct participant in DTC and the facilities of DTC, to the trustee and will certify to the trustee that the broker or other entity represents the deceased beneficial owner. The broker or other entity will be responsible for disbursing payments received from the trustee, through the facilities of DTC, to the authorized representative.

        We retain the right to limit the aggregate principal amount of Lehman Notes, without regard to series or tranches, as to which exercises of the Survivor's Option will be accepted from all authorized representatives of deceased beneficial owners and from the authorized representative for any individual deceased beneficial owner in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor's Option generally will be determined by the trustee, in its sole discretion, which determination will be final and binding on all parties.

        Forms for the exercise of the Survivor's Option may be obtained from Citibank, N.A., 111 Wall Street, 15th Floor, New York, NY 10043, Attention: Agency and Trust Group, telephone: (800) 422-2066.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        All of the notes are expected to be issued in book-entry form only. Notes issued in book-entry form initially will be represented by one or more fully registered global securities registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC, as depository, and will settle, and payments of principal and interest will be made, only through DTC. This means that we will not issue definitive (paper) certificates for the notes to you, as beneficial owner, except in the very limited circumstances set forth in the attached prospectus under "Book-Entry Procedures and Settlement." If the book-entry security is exchanged for notes in definitive form, the trustee will keep the registration books for the notes at its corporate office and follow the procedures prescribed in the indenture and other customary practices and procedures.

        Because the notes are being offered primarily to U.S. investors, they will not settle or trade through the facilities of Clearstream Banking S.A., Luxembourg or Euroclear Bank.

        Because you actually own the notes, you are the beneficial owner. Your ownership interest, however, will only be recorded on the records of DTC's direct or indirect participants. For more information about the DTC participant system, see "Book-Entry Procedures and Settlement" in the attached prospectus. DTC has no knowledge of your individual ownership of the notes if you are not a direct DTC participant. DTC's records only show the identity of its direct participants and the amount of the notes held by or through them. We and the trustee will treat DTC or its nominee as the owner of each book-entry security for all purposes, including payment of principal, premium, if any, and interest, under the indenture. Accordingly, we and the trustee will have no direct responsibility or liability to pay amounts due on the book-entry security to you or any other beneficial owners of the book-entry security. You must rely on the procedures of DTC and, if you are not a direct DTC participant, on the procedures of the DTC participant and any indirect participants or other intermediaries through which you own your interest in order to exercise any rights of a holder of a note under the indenture.

        You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from the direct or indirect participant through which you purchased your notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers like you. Transfers of ownership interests in the notes will be accomplished by entries made on the books of direct and indirect participants acting on your behalf.

        The notes will trade in DTC's same-day funds settlement system until maturity; purchases of notes in secondary market trading must therefore be in immediately available funds.

        The following is based on information furnished by DTC:

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

          Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the Issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

          Payments of principal of, and premium, if any, and interest on, the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by direct or indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory, regulatory or self-regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be our responsibility or the responsibility of the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        The information in this prospectus supplement and the accompanying prospectus concerning DTC and DTC's book-entry system and direct and indirect participants in DTC and their practices has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

        We are offering the notes from time to time through Lehman Brothers Inc., as Lead Agent. The Lead Agent will resell the notes to the public or to A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Fidelity Capital Markets Services, a division of National Financial Services LLC, Morgan Stanley & Co. Incorporated, Muriel Siebert & Co. Inc., Raymond James & Associates, Inc., RBC Dain Rauscher Inc., UBS Securities LLC and Wachovia Securities, LLC, as agents, for subsequent resale to the public. We and the agents (which term includes the Lead Agent) are parties to a distribution agreement with respect to the notes. The agents have agreed to use their reasonable best efforts to solicit orders to purchase the notes. We may also appoint additional agents to solicit offers to purchase the notes. Any other agents will be named in the applicable pricing supplements and any solicitation and sale of notes through those agents will be on the same terms and conditions to which the agents have agreed.

        We will pay the agents a gross selling concession to be divided among the agents as we and the agents agree. The agents' concession is payable to the Lead Agent in the form of a discount ranging from 0.70% to 2.70% of the principal amount of notes sold through the agents, depending upon the stated maturity. However, we may also pay the Lead Agent an agents' concession greater than or less than the range specified above. The agents' concession that we will pay to the Lead Agent will be set forth in the applicable pricing supplement.

        Following the solicitation of orders, each of the agents, severally and not jointly, will purchase the notes as principal from us through the Lead Agent. Unless otherwise specified in the applicable pricing supplement, the notes will be purchased by the agents for resale to one or more purchasers at a fixed public offering price. The agents may sell notes to certain dealers at such price less a concession ranging from 0.30% to 2.00% of the principal amount. The agents may allow, and such dealers may reallow, a concession to certain other dealers as specified in the applicable pricing supplement. After any initial public offering of notes to be resold to purchasers, the public offering price and any concession or discount may be changed.

        We reserve the right to sell notes directly to investors on our own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by us to investors.

        We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Each agent will also have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement, the attached prospectus or any pricing supplement without notice.

        Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

        The notes may be offered for sale in the United States and in those jurisdictions where it is legal to make such offers.

Indemnification and Expenses

        Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to indemnify the agents against certain liabilities relating to any offering of the notes, including liabilities under the Securities Act, or to contribute to payments that the agents may be required to make relating to these liabilities.

        We will reimburse the agents for customary legal and other expenses incurred by them in connection with the offer and sale of the notes.

Market-Making

        The notes will not have an established trading market when issued. We do not intend to list the notes on any securities exchange. The agents may make a market in the notes, but the agents are not obligated to do so. The agents may discontinue any market-making activities at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes. All secondary trading in the notes will settle in immediately available funds. For information about risks relating to a lack of liquidity for the notes, see "Risk Factors—You may not be able to sell your notes because a trading market for your notes may not develop or be maintained".

        The agents or dealers to or through which we or the Lead Agent may sell notes may be affiliates or customers of ours and may engage in transactions with and perform services for us in the ordinary course of business. Citigroup Global Markets Inc., one of the agents, is an affiliate of Citibank, N.A., the trustee under the senior indenture under which the notes are being issued.

Other Relationships

        Lehman Brothers Inc., the Lead Agent, is our principal U.S. broker-dealer subsidiary and a member of the National Association of Securities Dealers, Inc. Accordingly, offerings of the notes in which Lehman Brothers Inc. participates will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any agents offering the offered securities will not confirm sales to any account over which they exercise discretionary authority without the prior written approval of the customer.

        Each agent has represented and agreed that it will comply with all applicable laws and regulations, including without limitation the Conduct Rules of the NASD, in force in any jurisdiction in which it purchases, offers or sells the notes or possesses or distributes this prospectus supplement or the applicable pricing supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations, including those of self-regulatory organizations, in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any other agent will have responsibility therefor.

Stamp Taxes

        Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth in any pricing supplement hereto.

LEHMAN BROTHERS HOLDINGS INC.

LEHMAN NOTES, SERIES C

PROSPECTUS SUPPLEMENT

AUGUST 28, 2006

(TO PROSPECTUS DATED
MAY 30, 2006)

Lead Agent

A.G. EDWARDS & SONS, INC. CHARLES SCHWAB & CO., INC. EDWARD D. JONES & CO., L.P. MORGAN STANLEY RBC CAPITAL MARKETS SIEBERT CAPITAL MARKETS	BANC OF AMERICA SECURITIES LLC CITIGROUP FIDELITY CAPITAL MARKETS RAYMOND JAMES UBS INVESTMENT BANK WACHOVIA SECURITIES LLC

QuickLinks

General Terms Of Sale
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
DESCRIPTION OF THE NOTES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
PLAN OF DISTRIBUTION